CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-58125) of our report dated February 13, 1996 on our audit of the financial statements and financial highlights of Warburg, Pincus Trust. We also consent to the reference to our Firm under the caption "Financial Highlights" and "Independent Accountants and Counsel" in the filing.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 28, 1996